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                                                                   Exhibit 10.16

                DESCRIPTION OF CERTAIN COMPENSATORY ARRANGEMENT
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                   BETWEEN REGISTRANT AND G. EDWARD McCLAMMY
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     G. Edward McClammy was hired by the Registrant as its Vice President and
Chief Financial Officer on April 16, 1999. Under the terms of his retention, the Registrant agreed in an employment offer letter to pay to Mr. McClammy a minimun annual cash bonus of $100,000 for fiscal year 2000 under the Registrant's Management Incentive Plan, which amount is to be paid in April 2000 and credited against any annual cash bonus which otherwise becomes due after the end of fiscal year 2000 based on achievement of fiscal year 2000 performance objectives.